Exhibit 10.1

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE LATER OF (I) FEBRUARY 18, 2021 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS NOTE AND SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

8% UNSECURED CONVERTIBLE PROMISSORY NOTE
OF

METAMATERIAL INC.

NOTE NO. TRCH 03	February 18, 2021

FOR VALUE RECEIVED, METAMATERIAL INC., an Ontario business corporation with its office located at 1 Research Drive, Dartmouth, NS B2Y 4M9, CANADA (the “Company” or “Debtor”), unconditionally promises to pay to Torchlight Energy Resources, Inc. whose address is 5700 Plano Parkway, Ste. 3600, Plano, Texas 75093, or the registered assignee, upon presentation of this 8% Unsecured Convertible Promissory Note (the “Note”) by the registered holder hereof (the “Registered Holder” or “Holder”) at the offices of the Company, the principal amount of $10,000,000 United States Dollars (“Principal Amount”), together with the accrued and unpaid interest thereon and other sums as hereinafter provided, subject to the terms and conditions as set forth below. The effective date of execution and issuance of this Note is February 18, 2021 (“Original Issue Date”).

1.       Schedule for Payment of Principal and Interest. The Principal Amount outstanding hereunder and all accrued and unpaid interest thereon and all other amounts accrued under this Note shall be due and payable in full in one lump sum payment, in United States Dollars on or before February 18, 2022 (the “Maturity Date”). All interest on the Principal Amount outstanding hereunder shall be payable at the rate of 8% per annum and shall be due and payable on the Maturity Date. The Principal Amount and interest payable will be paid to the person whose name is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”) on the Maturity Date.

8% Unsecured Convertible Promissory Note

Interest on this Note shall be computed on the basis of a 365 day year. Whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.       Payment. Payment of any sums due to the Holder under the terms of this Note shall be made in United States Dollars by wire transfer. Payment shall be made at the address last appearing on the Note Register of the Company as designated in writing by the Holder hereof from time to time. If any payment hereunder would otherwise become due and payable on a day on which commercial banks in Dartmouth, Nova Scotia, Canada, are permitted or required to be closed, such payment shall become due and payable on the next succeeding day on which commercial banks in Dartmouth, Nova Scotia, Canada, are not permitted or required to be closed (“Business Day”) and, with respect to payments of Principal Amount and interest thereon shall be payable at the then applicable rate during such extension, if any. The forwarding of such funds shall constitute a payment of outstanding principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment. Except as provided in Section 3 hereof, this Note may not be prepaid without the prior written consent of the Holder.

3.       Company’s Option to Redeem Note. On or after 120 days from the Original Issue Date, up to 100%, in whole or in part, of the outstanding Principal Amount of the Note, plus any accrued and unpaid interest, will be subject to redemption at the option of the Company. Any amount of the Note subject to redemption, as set forth herein (the “Redemption Amount”), may be redeemed by the Company at any time and from time to time, upon not less than 10 nor more than 30 days notice to the Holder in writing. The Company shall deliver to the Holder a written Notice of Redemption (the “Notice of Redemption”) specifying the date for the redemption (the “Redemption Payment Date”), which date shall be at least 10 but not more than 30 days after the date of the Notice of Redemption (the “Redemption Period”). A Notice of Redemption shall not be effective with respect to any portion of this Note for which the Holder has previously delivered a Notice of Conversion (as defined in Section 4(b) below) or for conversions elected to be made by the Holder pursuant to Section 4 during the Redemption Period. The Redemption Amount shall be determined as if the Holder’s conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder.

8% Unsecured Convertible Promissory Note

4.	Conversion Rights.

  (a)       Conversion. The Debtor and Holder have entered into a definitive agreement for the Holder to acquire 100% of the Debtor (the “Potential Transaction”), which Potential Transaction will be effected under the terms and conditions of a statutory plan of arrangement between such parties (the “Arrangement Agreement”). If the Arrangement Agreement is terminated or expires without closing the Potential Transaction, at any time hereafter, the Holder of this Note will have the right, at the Holder’s option, to convert all or any portion of the Principal Amount hereof and any accrued but unpaid interest thereon into common shares, no par value, of the Company (“Common Shares”) in a manner and in accordance with Section 4(b) below (unless earlier paid or redeemed) at the conversion price as set forth below in Section 4(c) (subject to adjustment as described herein). The right to convert the Principal Amount or interest thereon of this Note called for redemption will terminate at the close of business on the Business Day prior to the Redemption Payment Date for such Note, unless the Company subsequently fails to pay the applicable Redemption Amount. The Common Shares to be issued upon conversion under this Section 4 are hereinafter referred to as the “Conversion Shares”.

  (b)       Mechanics of Holder’s Conversion. In the event that the Holder elects to convert any portion of this Note into Common Shares, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (“Notice of Conversion”) to the Company. The Notice of Conversion will provide a breakdown in reasonable detail of the Principal Amount and/or accrued interest that is being converted and state the denominations in which such Holder wishes the certificate or certificates for the Conversion Shares to be issued. The Registered Holder must surrender this Note to the Company with the Notice of Conversion, unless such Notice of Conversion is only for accrued interest and no Principal Amount. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Company shall make the appropriate reduction to the Principal Amount and/or accrued interest as entered in its records and shall provide written notice thereof to the Holder within 5 Business Days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to its transfer agent as soon as practicable thereafter, to cause to be issued and delivered to the Holder certificates for the number of full shares of Conversion Shares to which such Holder shall be entitled as aforesaid and, if necessary, the Company shall cause to be issued and delivered to the Holder a new promissory note representing any unconverted portion of this Note. The Company shall not issue fractional Conversion Shares upon conversion, but the number of Conversion Shares to be received by any Holder upon conversion shall be rounded down to the next whole number. In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Company of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Company written instructions to the contrary.

  (c)       Conversion Price. The Conversion Price of the Common Shares into which the Principal Amount, or the then outstanding interest due thereon, of this Note is convertible shall be the Closing Price in Canadian dollars per share of the Common Shares as listed on the Canadian Stock Exchange on February 18, 2021 converted to United States Dollars using the United States Dollar-Canadian Dollar exchange rate on the Conversion Date as published by the Bank of Canada (subject to adjustment as described herein).

8% Unsecured Convertible Promissory Note

  (d)       Adjustment Provisions. Except as contemplated by the Proposed Transaction, the Conversion Price and number and kind of shares or other securities to be issued upon conversion pursuant to this Note shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

     (i)       Reclassification. In case of any reclassification, consolidation or merger of the Company with or into another entity or any merger of another entity with or into the Company, or in the case of any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), each Note then outstanding will, without the consent of any Holder, become convertible only into the kind and amount of securities, cash or other property receivable upon such reclassification, consolidation, merger, sale, transfer or conveyance by a Holder of the number of Common Shares into which such Note was convertible immediately prior thereto, after giving effect to any adjustment event.

     (ii)       Stock Split, Dividend. If the number of Common Shares outstanding at any time after the date hereof is increased by a subdivision or split of Common Shares, or by the declaration of a dividend on the Common Shares, which dividend is wholly or partially in the form of additional Common Shares or any other securities of the Company, then immediately after the effective date of such subdivision or split-up, or the record date with respect to such dividend, as the case may be, the Conversion Price shall be appropriately reduced so that the Holder of this Note thereafter exchanged shall be entitled to receive the percentage of Common Shares which the Holder would have owned immediately following such action had this Note been exchanged immediately prior thereto;

     (iii)       Reverse Split. If the number of Common Shares outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Shares or reverse split, then, immediately after the effective date of such combination, the Conversion Price shall be appropriately increased so that the Holder of this Note thereafter exchanged shall be entitled to receive the percentage of Common Shares which the Holder would have owned immediately following such action had this Note been exchanged immediately prior thereto.

  (e)       Issuance of New Note. Upon any partial conversion of this Note, a new promissory note containing the same date and provisions of this Note shall be issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. The Holder shall not pay any costs, fees or any other consideration to the Company for the production and issuance of a new promissory note.

  (f)       Reservation of Shares. The Company shall at all times reserve for issuance and maintain available, out of its authorized but unissued Common Shares, solely for the purpose of effecting the full conversion of the Note, the full number of Common Shares deliverable upon the conversion of the Note from time to time outstanding. The Company shall from time to time (subject to obtaining necessary director and shareholder approvals), in accordance with the laws of the province of Ontario and its constating documents, increase the number of Common Shares authorized if at any time the authorized number of its Common Shares remaining unissued shall not be sufficient to permit the conversion of the Note.

5.       Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

  (a)       Organization. The Company is validly existing and in good standing under the laws of the province of Ontario and has the requisite power to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary or advisable, except where the failure to do so would not have a material adverse effect on the Company.

8% Unsecured Convertible Promissory Note

  (b)       Power and Authority. The Company has the requisite power to execute, deliver and perform this Note, and to consummate the transactions contemplated hereby. The execution and delivery of this Note by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Note has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms except (i) that such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

  (c)       Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained by the Company for the issuance and sale of the Notes and the Conversion Shares as contemplated by this Note, except such authorizations, approvals and consents that have been obtained, provided that the Conversion Shares are issued in accordance with the policies of the Canadian Securities Exchange (“CSE”).

  (d)       Securities Law Matters. The Company is a “reporting issuer,” as defined in the Securities Laws, in each of the provinces of Ontario, Alberta, British Columbia and Quebec. The Common Shares are listed and posted for trading on the CSE. To the best of its knowledge, the Company is not in default of any material requirements of any Securities Laws relating to its status as a reporting issuer or the rules and regulations of the CSE. For the purposes of this Section 5(d), “Securities Laws” means the Securities Act (Ontario), and the published rules and regulations thereunder, and the published instruments, orders, policy statements and notices of the Ontario Securities Commission in force as of the date hereof.

6.       Events of Defaults and Remedies. The following are deemed to be an event of default (“Event of Default”) hereunder: (i) the failure by the Company to pay any installment of interest on this Note as and when due and payable and the continuance of any such failure for 10 days; (ii) the failure by the Company to pay all or any part of the principal on this Note when and as the same become due and payable as set forth above, at maturity, by acceleration or otherwise; (iii) the failure of the Company to perform any conversion of Notes required under this Note and the continuance of any such failure for 10 days; (iv) the failure by the Company to observe or perform any covenant or agreement contained in this Note and the continuance of such failure for a period of 30 days after the written notice is given to the Company; (v) (A) the assignment by the Company for the benefit of creditors, or an application by the Company to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of the Company, or (B) the commencement of any proceedings relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or (C) the filing of such application, or the commencement of any such proceedings against the Company and an indication of consent by the Company to such proceedings, or (D) the appointment of such trustee or receiver, or (E) an adjudication of the Company bankrupt or insolvent, or approval of the petition in any such proceedings, and such order remains in effect for 60 days; (vi) the declaration of an event of default or default, occurring after the Original Issue Date, under any other contract, agreement, debt or obligation of the Company with a monetary amount in excess of $200,000 United States Dollars (or the equivalent in Canadian Dollars); or (vii) the entry of a judgment against the Company, which is not otherwise appealable, or for which all appeals have been exhausted and for which the Company has not posted a bond to satisfy the amount of the judgment in excess of $200,000 United States Dollars (or the equivalent in Canadian Dollars).

8% Unsecured Convertible Promissory Note

7.       The Holder’s Rights and Remedies upon the Occurrence of an Event of Default. If any Event of Default occurs and is not otherwise cured, and the Holder shall have provided written notice to the Company, that the full unpaid principal amount of this Note, together with interest owing in respect thereof, is immediately due and payable, time being of the essence, and said principal sum shall bear interest from the date of the Event of Default at the rate per annum 4% in excess of the applicable rate of interest provided in Section 1. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of a subsequent Event of Default. If the Note for which the then outstanding principal amount, together with interest owing in respect thereof, shall have been paid in accordance herewith, the Note shall promptly be surrendered to or as directed by the Company.

8.       Limitation on Merger, Sale or Consolidation. Except as contemplated by the proposed business combination between the Company and the Holder, the Company may not, directly or indirectly, consolidate with or merge into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless either (i) in the case of a merger or consolidation, the Company is the surviving entity or (ii) the resulting, surviving or transferee entity expressly assumes by supplemental agreement all of the obligations of the Company in connection with the Notes. Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor entity formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Note with the same effect as if such successor entity had been named therein as the Company, and the Company will be released from its obligations under the Note, except as to any obligations that arise from or as a result of such transaction.

9.       Listing of Registered Holder of Note. This Note will be registered as to principal amount in the Holder’s name on the books of the Company (the “Note Register”), after which no transfer hereof shall be valid unless made on the Company’s books at the office of the Company, by the Holder hereof, in person, or by attorney duly authorized in writing, and similarly noted hereon.

10.    Waiver of Demand, Presentment, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

11.     Attorney’s Fees. The Company agrees to pay all costs and expenses, including without limitation reasonable attorney’s fees, which may be incurred by the Holder in collecting any amount due under this Note.

8% Unsecured Convertible Promissory Note

12.     Enforceability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

13.     Maximum Interest. In the event that any provision of this Note would oblige the Company to make any payment of interest or any other payment which is construed by a court of competent jurisdiction to be interest in an amount or calculated at a rate which would be prohibited by Applicable Law (as defined below) or would result in a receipt by the Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted nunc pro tunc to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in a receipt by the Lender of interest at a criminal rate, and the following shall apply: (i) the provisions of this paragraph shall govern and control, (ii) neither the Company nor any other person or entity now or hereafter liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by such Applicable Law, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount thereof or refunded to the Company at the Holder’s option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the Applicable Law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Note which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by Applicable Law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Note evidenced thereby, all interest at any time contracted for, charged or received from the Company or otherwise by the Holder in connection with this Note.

14.     Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein (the “Applicable Law”) without regard to the conflict of laws provisions thereof. In any action between or among any of the parties, whether rising out of this Note or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the courts of the Province of Nova Scotia.

15.     Amendment and Waiver. Any waiver or amendment hereto shall be in writing signed by the Holder. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other rights. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

16.     Transfer or Assignment. This Note and any and all rights thereunder, including rights of conversion, may be sold, transferred, assigned or pledged by the registered Holder hereof, in whole or in part. Any transfer of this Note otherwise permissible hereunder shall be made at the office of the Company upon surrender of this Note for cancellation, and upon any such transfer a new Note will be issued to the transferee in exchange therefor.

8% Unsecured Convertible Promissory Note

17.     Entire Agreement; Headings. This Note constitutes the entire agreement between the Holder and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings, written or oral, of such parties. The headings are for reference purposes only and shall not be used in construing or interpreting this Note.

18.     Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, or sent by email addressed as follows, or to such other address as such party may notify to the other parties in writing:

  (a)       If to the Company, to it at the following address:

1 Research Drive
Dartmouth, NS B2Y 4M9
CANADA

Email: George.palikaras@metamaterial.com

  (b)       If to Registered Holder, then to the address listed on the front of this Note, unless changed, by notice in writing as provided for herein.

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the Business Day it is delivered, (ii) if sent by registered or certified mail, the earlier of the date of actual receipt by the party to whom such notice is required to be given or three (3) days after deposit in the United States mail and (iii) if sent by email, on the date sent. If any notice or other communication is sent by email, the party providing such notice shall, no later than the next business day after such emailed notice is sent, send a written notice by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid.

19.     Survival. The representations, warranties, obligations and covenants of the Company shall survive execution of this Note.

Agreed

/s/ George Palikaris
George Palikaris

President & CEO

Metamaterial Inc.

8% Unsecured Convertible Promissory Note

ANNEX A
NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and/or interest under the 8% Unsecured Convertible Promissory Note due February 18, 2022 of Metamaterial Inc., an Ontario business corporation (the “Company”), into common shares, no par value, (the “Common Shares”) of the Company, according to the conditions hereof, as of the date written below. No fee will be charged to the Holder for any conversion.

Conversion Calculations:

Date to Effect Conversion:

Principal Amount of 8% Unsecured Convertible Promissory Note to be Converted (in United States Dollars):

Interest Amount of 8% Unsecured Convertible Promissory Note to be Converted (in United States Dollars):

Number of Common Shares to be Issued:

If Holder is a Natural Person:	If Holder is an Entity:

Print Name:	Print Name of Entity:

Signature:	Signature:

Print Name (if joint investment):	Print Name of Signatory:

Signature:	Title:

Telephone No.	Telephone No.

E-mail Address:	E-mail Address:

Street Address	Street Address

City, State, Zip	City, State, Zip

8% Unsecured Convertible Promissory Note

FORM OF ASSIGNMENT

FOR VALUE RECEIVED,                                        hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the attached 8% Unsecured Convertible Promissory Note (the “Note”) with respect to the principal amount of the Note (plus interest thereon) covered thereby as set forth opposite the name of such assignee:

Principal Amount of
Name of Assignee	Address	Note Assigned

If the total principal amount of the Note shall not be assigned, the undersigned requests that a new Note evidencing the balance of the principal amount due and owing on the Note not so assigned be issued in the name of and delivered to the undersigned.

Dated:	Name of Holder (Print):

(Signature of Holder)

8% Unsecured Convertible Promissory Note